UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2022 (March 30, 2022)

Crescent Energy Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41132	87-1133610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Travis Street, Suite 7200 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 337-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On April 5, 2022, Crescent Energy Company (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the U.S. Securities and Exchange Commission (the “SEC”). The Original Report disclosed the consummation of the previously announced acquisition contemplated by the Membership Interest Purchase Agreement (the “Purchase Agreement”) dated February 15, 2022, by and among Javelin VentureCo, LLC (the “Purchaser”), a subsidiary of the Company, Crescent Energy OpCo LLC, a Delaware limited liability company, and Verdun Oil Company II LLC, a Delaware limited liability company (the “Seller”), pursuant to which the Purchaser agreed to purchase from Seller all of the issued and outstanding membership interests of Javelin Uinta, LLC, a Texas limited liability company and wholly owned subsidiary of the Seller that holds certain exploration and production assets (the “Uinta Basin Assets”) located in the State of Utah (such transactions contemplated by the Purchase Agreement, collectively, the “Uinta Acquisition”).

This Current Report on Form 8-K/A (this “Amendment”) amends the Original Report to include the financial statements required by Item 9.01(a) and the pro forma financial information required by Item 9.01(b). In addition, this Amendment provides certain disclosure updates as described further under Item 8.01 below. Except as provided herein, the disclosures made in the Original Report remain unchanged.

Item 8.01.	Other Events.

On or about the date of this Amendment, the Company intends to file Amendment No. 1 to its Registration Statement on Form S-1 (the “Amended Registration Statement”) relating to the proposed offering by the Company of shares of its Class A common stock, par value $0.0001 per share. In connection with the filing of such Amended Registration Statement, the Company is providing to potential investors certain disclosures that have been revised since the original filing of the Registration Statement, the relevant excerpts of which are set forth below. Capitalized terms used but not defined herein shall have the meaning assigned thereto in the Registration Statement.

* * * * *

Summary Reserve Data based on NYMEX Pricing

The following table provides historical reserves, PV-0 and PV-10 as of December 31, 2021 for Crescent Energy Company and the reserves acquired in the Uinta Acquisition using average annual NYMEX forward-month contract pricing in effect as of March 31, 2022 (“NYMEX Pricing”). We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of March 31, 2022. The historical 12-month pricing average in our 2021 disclosures under the heading “Summary Reserve Data based on SEC Pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on SEC Pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0 and PV-10 based on NYMEX Pricing, were otherwise prepared on the same basis as our estimations based on SEC Pricing reserves for the comparable period. Reserve estimates using NYMEX Pricing are calculated using the internal systems of the management of the Company and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	Crescent Energy Company	Uinta Acquisition
	As of December 31, 2021 (1)
Net Proved Reserves:
Oil (MBbls)	211,497	43,252
Natural gas (MMcf)	1,533,009	141,439
NGLs (MBbls) (3)	78,790	—
Total Proved Reserves (MBoe)	545,788	66,825
PV-0 (millions) (2)	$11,931	$2,025
PV-10 (millions) (2)	$6,781	$1,466
Net Proved Developed Reserves:
Oil (MBbls)	159,332	25,162
Natural gas (MMcf) (3)	1,467,322	94,028
NGLs (MBbls) (3)	68,653	—

Total Proved Developed Reserves (MBoe)	472,539	40,833
PV-0 (millions) (2)	$9,681	$1,300
PV-10 (millions) (2)	$5,658	$1,029
Net Proved Undeveloped Reserves:
Oil (MBbls)	52,164	18,090
Natural gas (MMcf)	65,687	47,411
NGLs (MBbls) (3)	10,137	—
Total Proved Undeveloped Reserves (MBoe)	73,429	25,992
PV-0 (millions) (2)	$2,249	$725
PV-10 (millions) (2)	$1,123	$437

(1)

The NYMEX reserves, PV-0, and PV-10 of the Company and the Uinta Acquisition were determined using index prices for oil and natural gas, respectively, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX futures pricing at closing on March 31, 2022 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $70.04 per barrel of oil, $4.24 per Mcf of natural gas and $29.49 per barrel of NGLs as of December 31, 2021. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC Pricing.

(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC Pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX Pricing to standardized measure as determined in accordance with GAAP.

(3)

Natural gas reserves acquired in the Uinta Acquisition are shown in “wet” MMcf, which includes NGLs. The Company uses three-stream reserve information, with NGL reserves reported separately. As a result, reserve estimates of the Company are not comparable to reserve estimates for the Uinta Acquisition.

* * * * *

As of April 29, 2022, our derivative portfolio had an aggregate notional value of approximately $1.0 billion. We determine the fair value of our oil and natural gas commodity derivatives using valuation techniques that utilize market quotes and pricing analysis. Inputs include publicly available prices and forward price curves generated from a compilation of data gathered from third parties. The following table details the Company’s open commodity derivative contracts as of April 29, 2022.

	WTI		Brent		Natural Gas		NGLs
	Volume	Avg Price	Volume	Avg Price	Volume	Avg Price	Volume	Avg Price
	(MBbl)	($/Bbl)	(MBbl)	($/Bbl)	(BBtu)	$/MMBtu	(MBbl)	$/Bbl
Q2’22	3,715	$65.20	125	$56.35	21,690	$2.77	873	$17.13
Q3’22	3,580	$64.59	126	$56.36	20,634	$2.76	768	$32.74
Q4’22	3,301	$64.08	126	$56.36	20,180	$2.78	736	$32.55
FY’23	10,865	$59.78	527	$52.52	62,798	$2.73	1,379	$40.80
FY’24	5,721	$63.82	276	$68.65	27,904	$4.09	—	—

Note: Includes hedges from April 1, 2022 through December 31, 2024. Included in the figures above are Henry Hub collar positions totaling 550 BBtu and 18,300 BBtu in 2023 and 2024, respectively. For the same periods, these collars have a weighted average floor price of $2.63 / MMBtu and $3.38 / MMBtu, respectively and a weighted average ceiling price of $3.01 / MMBtu and $4.56 / MMBtu, respectively. Also included in the figures above are WTI collars totaling 1,155 MBbl for 2023 with a weighted average floor and ceiling price of $48.68 / Bbl and $57.87 / Bbl, respectively. Weighted average price for collar positions in the table above calculated using April 29, 2022 strip pricing.

* * * * *

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

The following historical financial statements of the business acquired in the Transaction, attached as Exhibit 99.1 hereto:

•	Audited Statement of Revenues and Direct Operating Expenses of the Uinta Basin Assets for the year ended December 31, 2021;

•	Unaudited Statement of Revenues and Direct Operating Expenses of the Uinta Basin Assets for the period from January 1, 2022 through March 30, 2022; and

•	Notes to the Statement of Revenues and Direct Operating Expenses

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed combined financial information of the Company, giving effect to the Uinta Acquisition, attached as Exhibit 99.2 hereto:

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended March 31, 2022;

•	Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021; and

•	Notes to the Unaudited Pro Forma Condensed Combined Financial Statements.

(d)	Exhibits.

Exhibit	Description

23.1*	Consent of EEPB

23.2*	Consent of Cawley, Gillespie & Associates, Inc.

23.3*	Consent of William M. Cobb & Associates, Inc.

23.4*	Consent of Netherland, Sewell & Associates, Inc.

23.5*	Consent of Haas Petroleum Engineering Services, Inc.

99.1*	Audited historical statement of revenues and direct operating expenses of the Uinta Basin Assets for the year ended December 31, 2021 and unaudited historical statement of revenues and direct operating expenses of the Uinta Basin Assets for the period from January 1, 2022 through March 30, 2022.

99.2*	Unaudited pro forma condensed combined financial information for the three months ended March 31, 2022 and the year ended December 31, 2021.

Exhibit	Description

99.3	Report of Netherland, Sewell & Associates, Inc.—Diversified Non-Operated and Mineral Assets, as of December 31, 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 10, 2022).

99.4	Report of Netherland, Sewell & Associates, Inc.—Brea-Olinda Field, Los Angeles and Orange Counties, California, as of December 31, 2021 (incorporated by reference to Exhibit 99.2 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 10, 2022).

99.5	Report of Haas Petroleum Engineering Services, Inc.—Gardendale, Newark and Renee, as of December 31, 2021 (incorporated by reference to Exhibit 99.3 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 10, 2022).

99.6	Report of Cawley, Gillespie & Associates, Inc. – Uinta, as of December 31, 2021 (incorporated by reference to Exhibit 99.4 of the Company’s Current Report on Form 8-K, filed with the SEC on April 8, 2022).

99.7	Report of Cawley, Gillespie & Associates, Inc.—Eagle Ford, as of December 31, 2021 (incorporated by reference to Exhibit 99.4 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 10, 2022).

99.8	Report of William M. Cobb & Associates, Inc.—Contango and Sunrise, as of December 31, 2021 (incorporated by reference to Exhibit 99.5 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 10, 2022).

104*	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed Herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2022

CRESCENT ENERGY COMPANY

By:	/s/ Bo Shi
Name:	Bo Shi
Title:	General Counsel